UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2018

The Finish Line, Inc.

(Exact name of registrant as specified in its charter)

Indiana	001-38194	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road

Indianapolis, Indiana 46235

(Address of principal executive offices)

(317) 899-1022

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 11, 2018, The Finish Line, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”), at which the Company’s shareholders approved the Agreement and Plan of Merger dated as of March 25, 2018 (the “Merger Agreement”) by and among JD Sports Fashion Plc (“JD Sports”), Genesis Merger Sub, Inc. (“Merger Sub”), and the Company. At the Special Meeting, the shareholders of the Company did not approve the non-binding advisory proposal regarding the compensation payable to the Company’s named executive officers in connection with the merger. The shareholders of the Company also voted to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement. The Special Meeting was not adjourned to a later date.

The final voting results for each proposal are set forth below:

Proposal 1: To approve the Merger Agreement by and among JD Sports, Merger Sub, and the Company, pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly-owned subsidiary of JD Sports.

For	Against	Abstain	Broker Non-Votes
28,508,611	41,850	284,687	-0-

Proposal 2: To approve a non-binding advisory proposal to approve the compensation that may become payable to the named executive officers of the Company that is based on or otherwise relates to the merger.

For	Against	Abstain	Broker Non-Votes
9,502,948	18,791,194	541,006	-0-

Proposal 3: To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Special Meeting in person or by proxy to approve the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
26,565,831	1,969,805	299,512	-0-

Although Proposal 3 was approved, adjournment of the Special Meeting was not necessary or appropriate because the Company’s shareholders approved the Merger Agreement.

Each of the foregoing proposals is described in detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission (“SEC”) on May 7, 2018. The merger contemplated by the Merger Agreement is expected to close on June 18, 2018, subject to customary closing conditions.

Forward-Looking Statements

Certain statements in this report, including those regarding the proposed transaction between the Company, JD Sports, and Merger Sub, the expected timetable for completing the proposed transaction, and the potential benefits created by the proposed transaction, are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company, JD Sports, or Merger Sub. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: the failure of the proposed transaction to close in a timely manner or at all; the effects of the announcement or pendency of the proposed transaction on the Company and its business; the nature, cost, and outcome of any litigation related to the proposed transaction; general economic conditions; the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs; product demand and market acceptance risks; the inability to locate and obtain or retain acceptable lease terms for the Company’s stores; the effect of competitive products and pricing; loss of key employees; cybersecurity risks, including breach of customer data; the potential impact of legal or regulatory changes, including the impact of the U.S. Tax Cuts and Jobs Act of 2017; interest rate levels; the impact of inflation; a major failure of technology and information systems; and the other risks detailed in the Company’s SEC filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Company, JD Sports, and Merger Sub set forth in this report may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. The Company assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: June 11, 2018	By:	/s/ Edward W. Wilhelm
Printed Name: Edward W. Wilhelm
Title: Executive Vice President, Chief Financial Officer